EXHIBIT 99.1
Illumina, Inc
NR200640
ILLUMINA REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2006
Consumables and Instrument Revenue Drive 163% Growth Over Prior-Year Quarter;
Company Raises Financial Guidance for Fiscal 2006
SAN DIEGO, CALIFORNIA, July 18, 2006 — Illumina, Inc. (NASDAQ: ILMN) announced today its financial results for the second quarter and six-month period ended July 2, 2006.
For the quarter ended July 2, 2006, Illumina reported total revenue of $41.6 million, a 163% increase over the $15.8 million reported in the second quarter of 2005. This represents the Company’s 20th consecutive quarter of revenue growth. Revenue grew 43% compared to the first quarter of 2006. For the six-month period ended July 2, 2006, revenue was $70.7 million, a 128% increase compared to revenue of $31.0 million for the same six-month period in 2005.
On a GAAP basis, the Company reported net income of $6.8 million, or $0.16 per basic and $0.14 per diluted share for the second quarter of 2006, compared to a net loss of $18.5 million, or $0.46 per basic and diluted share, in the second quarter of 2005. Net income for the six-month period ended July 2, 2006 was $6.7 million, or $0.16 per basic and $0.14 per diluted share, compared to a net loss of $19.8 million, or $0.50 per basic and diluted share, for the same six-month period in 2005. The 2005 results include in-process research and development expense of $15.8 million related to Illumina’s acquisition of CyVera Corporation in April 2005.
Net income for the second quarter and six-month period ended July 2, 2006 includes total non-cash compensation expense of $3.3 million and $6.5 million, respectively, associated with the Company’s adoption of SFAS No. 123R. Excluding the impact of non-cash stock compensation expense, Illumina reported net income on a non-GAAP basis of $10.1 million, or $0.21 per diluted share for the second quarter, and $13.1 million, or $0.28 per diluted share, for the six-month period ended July 2, 2006.
The combined gross margin for product and services was 67.0% in the second quarter of 2006, compared to 69.3% in the comparable period of 2005. The decrease in product and services gross margin was due primarily to a shift in product mix. Research and development expenses were $8.6 million, compared to $7.3 million in the second quarter of 2005. Selling, general and administrative expenses for the quarter were $12.9 million, compared to $6.5 million in the second quarter of 2005. For the second quarter, excluding the effect of non-cash stock compensation expense, the non-GAAP results for the combined gross margin of product and services was 67.9%, research and development expense was $7.7 million and selling, general and administrative expense was $10.8 million.
For the six months ended July 2, 2006, product and services gross margin was 67.2%, compared to 69.2% in 2005. The decrease in product and services gross margin was due primarily to a shift in product mix. Research and development expenses were $16.8 million, compared to $13.2 million in 2005. Selling, general and administrative expenses for the six months were $25.0 million, compared to $12.6 million in 2005. For the first six months of 2006, excluding the effect of non-cash stock compensation expense, the non-GAAP results for the combined gross margin of product and services was 68.1%, research and development expense was $15.0 million and selling, general and administrative expense was $21.0 million.
The Company generated $14.9 million in cash from operations during the second quarter, compared to using $3.9 million for operations in the comparable quarter of 2005. The Company posted $103.2 million in positive net cash flow, which included $96.5 million of net proceeds received in connection with the Company’s follow-on offering of common stock during the quarter. As a result, the Company ended the second quarter with $156.8 million in cash and short-term investments.
Year-to-date highlights since our last earnings release:
•	Signed agreement with deCODE Genetics of Iceland that will result in the largest Illumina system installation to date. In addition, entered into a collaborative agreement to develop diagnostic tests based on biomarkers discovered by deCODE.
•	In early June, announced an agreement with The Children’s Hospital of Philadelphia to use the HumanHap550 BeadChip to perform whole genome association studies on at least 30,000 children and parents who come to the hospital for treatment. This represents the first large-scale integration of whole-genome genotyping into routine clinical practice.
•	Shipped our 12th BeadLab to the Genetics Facility at the Shafallah Center for Children with Special Needs in Doha, Qatar. The BeadLab will anchor the first phase of the Shafallah Center’s transformation into a world-class center of research excellence, integrating child-centered capabilities that range from genomics and disease discovery to existing strengths in clinical treatment, special education and related paramedical services.
•	Shipped 26 BeadStations and 2 BeadLabs during the second quarter, bringing our total number of BeadLabs and BeadStations shipped to 178.
•	Introduced the Sentrix® HumanHap650Y BeadChip. The 650Y contains over 650,000 SNPs (single nucleotide polymorphisms) on a single microarray and provides the most comprehensive genomic coverage of any product currently available.
•	Launched iSelectTM InfiniumTM custom genotyping products, enabling customers to design 12-sample (up to 60,000 SNPs/sample) BeadChips. Also launched the HumanHap550+, which enables customers to add up to 120,000 custom SNPs to our HumanHap550 BeadChip.
•	Announced first iSelect Infinium genotyping services contract with Johnson & Johnson Pharmaceutical Research & Development, L.L.C.
•	Raised $96.5 million in net proceeds through the successful completion of a follow-on stock offering of approximately four million shares.
•	Further strengthened management and corporate governance with appointments of Christian Cabou (General Counsel) and Dr. Jack Goldstein (Board of Directors).
•	Expanded our portfolio of patents, bringing our total to 45 issued or allowed and 90 pending.
Updated Financial Outlook
The non-GAAP financial guidance discussed below excludes the effect of non-cash stock compensation expense (see table which reconciles these non-GAAP financial measures to the related GAAP measure). The Company is updating its financial guidance for fiscal 2006 as follows:
Guidance for Q3 2006:
•	Based on the continued strong demand for the Company’s products, the Company expects third quarter total revenue to grow a minimum of 125% over the third quarter of 2005 and is expected to be between $44 and $48 million. Management expects non-GAAP net income per diluted share to be between $0.22 and $0.24.
Guidance for Fiscal 2006:
•	Total revenue for fiscal 2006 will be between $160 and $170 million.

•	Research and development expenses are expected to be between $30 and $35 million and decline as a percentage of total revenue.
•	Selling, general and administrative expenses are expected to be between $42 and $47 million.
•	We expect non-GAAP net income to be between $30 and $40 million, or $0.61 and $0.82 per diluted share, assuming 49 million fully diluted shares outstanding.
•	We expect non-cash stock compensation expense related to SFAS No. 123R to be between $13 and $15 million, or $0.27 and $0.31 per diluted share, assuming 49 million fully diluted shares outstanding.
Conference Call Information
A conference call has been scheduled for 2:00 p.m. Pacific Time today to discuss Illumina’s second quarter 2006 results as well as updated 2006 guidance. Interested parties may listen to the call by dialing 866-831-6272 (passcode: 13281727) or if outside North America, by dialing +1 617-213-8859 (passcode: 13281727). Individuals may access the live webcast under the “Investors” tab of Illumina’s website at: www.illumina.com.
About Illumina
Illumina (www.illumina.com) is developing next-generation tools for the large-scale analysis of genetic variation and function. The Company’s proprietary BeadArray technology — now used in leading genomics centers around the world — provides the throughput, cost effectiveness and flexibility necessary to enable researchers in the life sciences and pharmaceutical industries to perform the billions of tests necessary to extract medically valuable information from advances in genomics and proteomics. This information will help pave the way to personalized medicine by correlating genetic variation and gene function with particular disease states, enhancing drug discovery, allowing diseases to be detected earlier and more specifically, and permitting better choices of drugs for individual patients.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the costs and outcome of Illumina’s litigation with Affymetrix, the Company’s ability to scale and integrate CyVera technology, the ability to further scale oligo synthesis output and technology to satisfy market demand derived from the Company’s collaboration with Invitrogen, Illumina’s ability to further develop and commercialize its BeadArray technologies and to deploy new gene expression and genotyping products and applications for its platform technology, to manufacture robust Sentrix® arrays and Oligator® oligonucleotides, and other factors detailed in the Company’s filings with the Securities and

Exchange Commission including its recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	July 2, 2006	January 1, 2006 (1)
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$152,250	$50,822
Short-term investments	4,511	—
Accounts receivable, net	23,100	17,620
Inventory, net	17,324	10,309
Prepaid expenses and other current assets	2,153	959

Total current assets	199,338	79,710

Property and equipment, net	22,728	16,131
Intangible and other assets, net	8,885	4,769

Total assets	$230,951	$100,610

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$12,195	$7,390
Accrued liabilities and current portion of long-term debt	22,676	14,328

Total current liabilities	34,871	21,718

Long-term debt and liabilities	9,412	6,395
Stockholders’ equity	186,668	72,497

Total liabilities and stockholders’ equity	$230,951	$100,610

(1)	The condensed consolidated balance sheet as of January 1, 2006 has been derived from the audited financial statements as of that date.

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
Revenue:
Product	$36,403	$12,636	$59,664	$24,801
Service and other	4,795	2,783	10,062	5,474
Research	379	405	953	697

Total revenue	41,577	15,824	70,679	30,972

Costs and expenses:
Cost of revenue (including non-cash stock compensation expense of $350, $0, $600 and $0, respectively)	13,576	4,734	22,869	9,333
Research and development (including non-cash stock compensation expense of $878, $17, $1,836 and $32, respectively)	8,587	7,318	16,803	13,211
Selling, general and administrative (including non-cash stock compensation expense of $2,099, $24, $4,022 and $66, respectively)	12,891	6,518	25,025	12,553
Acquired in-process research and development	—	15,800	—	15,800

Total costs and expenses	35,054	34,370	64,697	50,897

Income (loss) from operations	6,523	(18,546)	5,982	(19,925)

Interest and other income, net	856	7	1,424	151

Income (loss) before income taxes	7,379	(18,539)	7,406	(19,774)

Provision for income taxes	611	—	742	—

Net income (loss)	$6,768	$(18,539)	$6,664	$(19,774)

Net income (loss) per basic share	$0.16	$(0.46)	$0.16	$(0.50)

Net income (loss) per diluted share	$0.14	$(0.46)	$0.14	$(0.50)

Shares used in calculating basic net income (loss) per share	43,528	40,187	42,502	39,267

Shares used in calculating diluted net income (loss) per share	47,330	40,187	46,252	39,267

Illumina, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
Net cash provided by (used in) operating activities	$14,903	$(3,869)	$17,263	$(7,194)

Net cash provided by (used in) investing activities	(9,501)	3,555	(16,729)	3,628

Net cash provided by financing activities	97,928	1,624	101,030	2,908

Effect of foreign currency translation on cash and cash equivalents	(124)	303	(136)	435

Increase (decrease) in cash and cash equivalents	103,206	1,613	101,428	(223)

Cash and cash equivalents, beginning of period	49,044	52,953	50,822	54,789

Cash and cash equivalents, end of period	$152,250	$54,566	$152,250	$54,566

Calculation of free cash flow (a):

Net cash provided by (used in) operating activities	$14,903	$(3,869)	$17,263	$(7,194)

Purchases of property and equipment	(4,957)	(3,172)	(9,149)	(6,232)
Cash paid for intangible assets	(15)	(2,315)	(15)	(2,315)

Free cash flow	$9,931	$(9,356)	$8,099	$(15,741)

(a)	Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by (used in) operating activities reduced by purchases of property and equipment and cash paid for intangible assets. The Company believes that free cash flow is useful to investors as it is one of the bases for comparing our performance with other companies in our industry, although our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations — Non-GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
Net income (loss) per share:
GAAP net income (loss) per share — diluted	$0.14	$(0.46)	$0.14	$(0.50)
Adjustment to net income (loss), as detailed below	0.07	0.39	0.14	0.40

Non-GAAP net income (loss) per share — diluted	$0.21	$(0.07)	$0.28	$(0.10)

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ON A GAAP BASIS AND NET INCOME ON A NON-GAAP BASIS IS AS FOLLOWS:

GAAP net income (loss)	$6,768	$(18,539)	$6,664	$(19,774)

COGS: Stock option expense	350	—	600	—

R&D: Stock option expense	878	17	1,836	32

SG&A: Stock option expense	2,099	24	4,022	66

Purchase accounting: In-process research and development expense related to acquisition of CyVera Corporation	—	15,800	—	15,800

Non-GAAP net income (loss)	$10,095	$(2,698)	$13,122	$(3,876)

AN ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN, RESEARCH AND DEVELOPMENT EXPENSE AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSE IS AS FOLLOWS:

GAAP product and services gross margin	67.0%	69.3%	67.2%	69.2%
Stock option expense	0.9%	0.0%	0.9%	0.0%

Non-GAAP product and services gross margin	67.9%	69.3%	68.1%	69.2%

GAAP R&D expense	$8,587	$7,318	$16,803	$13,211
Stock option expense	(878)	(17)	(1,836)	(32)

Non-GAAP R&D expense	$7,709	$7,301	$14,967	$13,179

GAAP SG&A expense	$12,891	$6,518	$25,025	$12,553
Stock option expense	(2,099)	(24)	(4,022)	(66)

Non-GAAP SG&A expense	$10,792	$6,494	$21,003	$12,487

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding items such as non-cash stock compensation and acquired in-process research and development expense provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results, as well as for internal planning and forecasting purposes. In addition, management’s bonus compensation is based on its performance against these non-GAAP measures. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results. The Company adopted the fair-value recognition provisions of SFAS No. 123R to expense non-cash stock compensation on January 2, 2006. Prior to the adoption of SFAS No. 123R, the Company accounted for employee stock compensation using the intrinsic value method prescribed by APB No. 25 and the disclosure-only provisions of SFAS No. 123.

Illumina, Inc.
Reconciliation of Non-GAAP to GAAP Financial Guidance Summary
(In thousands, except per share amounts)

The financial guidance provided below is an estimate based on information available as of July 18, 2006. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended January 1, 2006, the Company’s Form 10-Q for the quarter ended April 2, 2006 and the Company’s Form 10-Q for the quarter ended July 2, 2006 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

	Q3 2006 Financial Guidance Summary
		Non-GAAP
	GAAP	Adjustments	(a)	Non-GAAP
Revenue	$44 - 48 million			$44 - 48 million

Diluted net income per share	$0.15 - 0.17	$0.07	(c)	$0.22 - 0.24

Fiscal Year 2006 Financial Guidance Summary
Non-GAAP
	GAAP	Adjustments	(a)	Non-GAAP
Revenue	$160 - 170 million			$160 - 170 million

Research and development expenses	$34 - 39 million	($4.0 million)	(b)	$30 - 35 million

Selling, general and administrative expenses	$50.7 - 55.7 million	($8.7 million)	(b)	$42 - 47 million

Net income	$16 - 26 million	$14.0 million	(b)	$30 - 40 million

Diluted net income per share	$0.32 - 0.53	$0.29	(c)	$0.61 - 0.82

(a)	These adjustments reconcile the Company’s GAAP to its non-GAAP financial guidance for the third quarter of fiscal 2006 and full year 2006. The Company believes that excluding items such as non-cash stock compensation provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. In addition, management’s bonus compensation is based on its performance against these non-GAAP measures. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(b)	These adjustments reflect estimated non-cash stock compensation expense attributable to stock options, restricted stock and employee stock purchase plan shares. This amount reflects the total estimated expense from the application of SFAS No. 123R, which the Company adopted on January 2, 2006. These adjustments reflect the estimated impact in fiscal year 2006 of approximately $14 million of non-cash stock compensation expense, which represents the midpoint of the $13 — 15 million estimated range for non-cash stock compensation expense.

(c)	This adjustment reflects the estimated net-of-tax impact on diluted net income per share from the non-GAAP adjustments related to non-cash stock compensation expense.

Contacts:	Jay Flatley President & CEO 1.858.202.4501 jflatley@illumina.com	Christian Henry Chief Financial Officer 1.858.202.4508 chenry@illumina.com
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